TONIX PHARMACEUTICALS HOLDING CORP. 10-Q

Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Seth Lederman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Tonix Pharmaceuticals Holding Corp. on Form 10-Q for the fiscal quarter ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Tonix Pharmaceuticals Holding Corp.

	By:	/s/ SETH LEDERMAN
Date: August 10, 2026		Name: Seth Lederman
Title: Chief Executive Officer

I, Bradley Saenger, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Tonix Pharmaceuticals Holding Corp. on Form 10-Q for the fiscal quarter ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Tonix Pharmaceuticals Holding Corp.

	By:	/s/ BRADLEY SAENGER
Date: August 10, 2026		Name: Bradley Saenger
Title: Chief Financial Officer